EXHIBIT 10.5
                               AMENDMENT NO. 1 TO
              COMMON STOCK PURCHASE AGREEMENT, REGISTRATION RIGHTS
                         AGREEMENT AND ESCROW AGREEMENT

         AMENDMENT NO. 1, dated as of November 2, 2004 (this "Amendment"), by and among Newport International Group, Inc., a Delaware corporation (the "Company"), and the purchasers listed on the signature pages hereto, to (i) the Common Stock Purchase Agreement (the "Purchase Agreement") dated as of August 27, 2004 by and between the Company and the purchaser listed therein (the "Purchaser"); (ii) the Registration Rights Agreement (the "Registration Rights Agreement") dated as of August 27, 2004 by and between the Company and the Purchaser; and (iii) the Escrow Agreement (the "Escrow Agreement") dated as of August 27, 2004 by and among the Company, the Purchaser and Jenkens & Gilchrist Parker Chapin LLP, as escrow agent. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                              W I T N E S S E T H :
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         WHEREAS, the Purchase Agreement provides for the issuance and sale of shares of Common Stock and Warrants by the Company to the Purchaser;

         WHEREAS, the parties now wish to amend the Purchase Agreement to reflect, among other things, a $2,925,000 investment by an additional purchaser (the "Additional Purchaser") and a $325,000 investment by the Purchaser as set forth in this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree as follows:

         Section 1. Amendments to the Purchase Agreement.

         1.1. Exhibit A to the Purchase Agreement is hereby amended with respect to the Final Closing by adding the following information with respect to the Additional Purchaser's name, address, number of shares of Common Stock and Warrants purchased and the dollar amount of the investment:

         First Capital Holdings International, Inc.       Final Closing:
         24 DeCastro Street                               -------------
         Wickhams Cay 1                                   Shares: 2,250,000
         Roadtown                                         Price Per Share: $1.60
         Tortola, British Virgin Islands                  Warrants: 281,250
         Attention: Andri Athanasiou

         1.2. Exhibit A to the Purchase Agreement is hereby amended with respect to the Final Closing by adding the following information with respect to the Purchaser's shares of Common Stock and Warrants purchased and the dollar amount of the investment:

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         Robinson Reed Inc.                               Final Closing:
         European Administration:                         -------------
         4 Pikoni Street                                  Shares: 250,000
         P.O. Box 56220                                   Price Per Share: $1.60
         3305 Limassol                                    Warrants: 31,250
         Cyprus
         + 357 2533 9274
         Kontaktperson: Geoffrey Magistrate

         1.3. The Additional Purchaser shall be deemed a Purchaser for any and all purposes under the Purchase Agreement and shall be subject to all of the obligations and receive all of the rights and benefits under the Purchase Agreement.

         1.4. Article VI of the Purchase Agreement is hereby amended by inserting the following Sections 6.2, 6.3 and 6.4:

                  6.2 Put Option with Respect to Final Closing. Commencing on the date that is eight (8) months following the Effective Date (as defined in Section 3.13 hereof) and for a period of three (3) years thereafter (the "Final Closing Option Period"), the Purchaser shall have the Put Option to cause the Company to purchase all or a portion of the Shares purchased pursuant to the Final Closing at a price of $1.00 per share (the "Final Closing Put Option Price") in the event that the average price per share of the Common Stock is less than $1.00 for the Exercise Period during the Final Closing Option Period. If the Purchaser elects to exercise its Put Option with respect to all or a portion of the Shares purchased pursuant to the Final Closing during the Final Closing Option Period, the Purchaser shall provide a Put Option Notice to the Company within five (5) trading days of the end of the applicable Exercise Period specifying the number of Shares purchased pursuant to the Final Closing that are subject to such Put Option. Upon the Company's receipt of the Put Option Notice, the Company shall pay the Final Closing Put Option Price to the Purchaser with respect to the Shares purchased pursuant to the Final Closing subject to the Put Option Notice within ten (10) trading days of receipt of the Put Option Notice. In the event that the Company fails to honor any Put Option Notice or does not deliver the Final Closing Put Option Price to the Purchaser within such ten (10) trading day period upon the Purchaser's exercise of the Put Option, the Company shall issue to the Purchaser a convertible promissory note in the principal amount equal to the number of Shares purchased pursuant to the Final Closing subject to the Put Option Notice multiplied by the Final Closing Put Option Price. The convertible promissory note shall have a conversion price equal to eighty-five percent (85%) of the average of the closing bid prices of the Common Stock for the ten (10) trading days prior to conversion. The shares of Common Stock issuable upon conversion of the convertible promissory note shall have demand registration rights.

                  6.3 Collateral for Company's Obligation to Honor a Put Option. On or prior to the commencement of the Option Period, the Company shall deposit all of its free trading shares of common stock (the "Langley Shares") of Langley Park Investments ("Langley") in the London Stock

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         Exchange listed UK Investment Trust, Langley Park Investment Trust PLC,
         as collateral for the Company's ability to honor any Put Options pursuant to Sections 6.1 and 6.2 hereof. In the event that the Company does not honor a Put Option within ten (10) business days from the date of the Put Option Notice, then the applicable amount of Langley Shares (based on the average of the closing bid prices of Langley for the five
         (5) trading days prior to the date such payment is due) covering the amount of the Put Option shall promptly be released from the brokerage account at Christows London ("Christows") held by the Company and delivered to such Purchaser. In the event that there is not a sufficient number of Langley Shares to honor such Put Option, the Company shall issue to the Purchaser a convertible promissory note in the principal amount equal to the number of Shares or Shares purchased pursuant to the Final Closing, as applicable, subject to the Put Option Notice, multiplied by the Put Option Price or the Final Closing Put Option Price, as applicable. The convertible promissory note shall have a conversion price equal to eighty-five percent (85%) of the average of the closing bid prices of the Common Stock for the ten (10) trading days prior to conversion. The shares of Common Stock issuable upon conversion of the convertible promissory note shall have demand registration rights.

                  6.4 Miscellaneous Procedures.

                           (a) The Company shall provide Christows with written instructions that the Company shall not at any time remove any assets from Christows account without the consent of the Purchaser who exercises its Put Option until such time as the Company maintains a cash or cash equivalent balance equal to the amount to satisfy any Put Options outstanding at such time (the "Minimum Cash Amount"). The Purchaser who exercises its Put Option must provide proof of ownership underlying the Put Option on a monthly basis. The Company shall not be permitted to remove any assets from Christows account other than assets valued in excess of the Minimum Cash Amount. Upon receipt by the Company and Christows of a Put Option Notice and notice that the shares of Common Stock have been delivered, the Company shall provide Christows with prior written notice to transfer assets equal to the Minimum Cash Amount.

                           (b) In the event that the Company does not honor a Put Option within ten (10) business days from the date of the Put Option Notice, the Company shall permit the Purchasers to sell in the aggregate and on a pro rata basis up to fifty percent (50%) of the Langley Shares maintained in the Christows account as of the Final Closing Date upon delivery of a signed written notice from the applicable Purchaser to the Company stating the number of Langley Shares such Purchaser elects to sell and the price at which such Langley Shares will be sold, such price not to be less than $______ (the "Sale Notice"). Upon the Company's receipt of a Sale Notice in accordance with this Section 6.4(b), the Company will promptly execute instructions to the Christows account and use its best effort to effectuate such sale. The Company shall not sell, transfer or otherwise dispose of any of the Langley Shares without the prior written consent of the Purchasers.

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         Section 2. Amendments to the Registration Rights Agreement.

         2.1. The Additional Purchaser shall be deemed a Purchaser for any and all purposes under the Registration Rights Agreement and shall be subject to all of the obligations and receive all of the rights and benefits under the Registration Rights Agreement.

         Section 3. Amendments to the Escrow Agreement.

         3.1. The Additional Purchaser shall be deemed an Investor (as defined in the Escrow Agreement) for any and all purposes under the Escrow Agreement and shall be subject to all of obligations and receive all of the rights and benefits under the Escrow Agreement.

         Section 4. Miscellaneous.

         4.1. Limited Effect. Except as expressly amended and modified by this Amendment, all of the terms and provisions of the Transaction Documents are and shall continue to remain in full force and effect in accordance with the terms thereof.

         4.2. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         4.3. Entire Agreement. This Amendment and the Transaction Documents (including the exhibits referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, the Purchaser and the Additional Purchaser with respect to the subject matter hereof.

         4.4. Governing law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Common Stock Purchase Agreement, Registration Rights Agreement and Escrow Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.

                              NEWPORT INTERNATIONAL GROUP, INC.


                              By: /s/ Cery Perle
                                  --------------
                                  Name:
                                  Title:


                              FIRST CAPITAL HOLDINGS INTERNATIONAL, INC.


                              By: /s/ First Capital Holdings International, Inc.
                                  ----------------------------------------------
                                  Name:
                                  Title:


                             ROBINSON REED INC.


                              By: /s/ Robinson Reed Inc.
                                  ----------------------
                                  Name:
                                  Title:


                              JENKENS & GILCHRIST PARKER CHAPIN LLP,
                              as escrow agent


                              By: /s/ Jenkens & Gilchrist Parker Chapin LLP
                                  -----------------------------------------
                                  Name:
                                  Title:


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